UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2003

PLAINS RESOURCES INC.

(Exact name of registrant as specified in charter)

Delaware	13-2898764
(State of Incorporation)	(I.R.S. Employer Identification No.)

0-9808
(Commission File No.)

700 Milam, Suite 3100
Houston, Texas 77002
(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (832) 239-6000

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
Press Release dated December 4, 2003

Item 5. Other Events

On December 4, 2003 Plains Resources Inc. (PLX) issued a press release announcing that the Special Committee of its Board of Directors has retained Petrie Parkman & Co. as its financial advisor and Baker Botts L.L.P. and Morris, Nichols, Arsht & Tunnell as its legal counsel.

The Special Committee has been authorized to review, evaluate, negotiate and make recommendations to the full Board of Directors of PLX with respect to the proposal the Board received on November 19, 2003 from Vulcan Capital, along with PLX’s Chairman James C. Flores and its CEO and President, John T. Raymond, to acquire all of PLX’s outstanding stock for $14.25 per share.

Item 7. Financial Statements and Exhibits

(c) Exhibit 99.1 — Press Release dated December 4, 2003

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS RESOURCES INC

Date: December 5, 2003	/s/ John F. Wombwell

John F. Wombwell
Executive Vice President, Secretary and General Counsel

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